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                                    Consent


We consent to the incorporation by reference in the Registration Statement (the Form S-8 No. 33-95018) pertaining to the Ramsay Managed Care, Inc. 1994 Stock Option Plan, the Ramsay Managed Care, Inc. 1994 Employee Stock Purchase Plan, and the Ramsay Managed Care, Inc. Warrant Plan of our report dated
August 28, 1996 respect to the consolidated financial statements of Ramsay Managed Care, Inc. included in the Annual Report (Form 10-KSB) for the year ended June 30, 1996.

Orlando, Florida
September 27, 1996                                      /s/ Ernst & Young LLP